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                                                                    Exhibit 21.1


DIRECT AND INDIRECT SUBSIDIARIES OF THE REGISTRANT, THE PHOENIX COMPANIES, INC.


SUBSIDIARY NAME                             PLACE OF ORGANIZATION


DIRECT SUBSIDIARY OF THE
PHOENIX COMPANIES, INC.

Phoenix Life Insurance Company               NY

INDIRECT SUBSIDIARIES OF THE
PHOENIX COMPANIES, INC.

PM Holdings, Inc.                            CT

     Phoenix International Capital
     Corporation                             CT

     Phoenix Strategic Capital
     Corporation                             CT

     PractiCare, Inc.                        DE

Phoenix Investment Partners, Ltd.(1)         DE

(1) Consolidated PXP includes 16 legal entities, one of which is organized in the U.K.